Exhibit 99.1

    ANSYS 2004 Momentum Continues as Company Announces Record Fourth Quarter
                                     Results

        SOUTHPOINTE, Pa., Feb. 15 /PRNewswire-FirstCall/ -- ANSYS, Inc. (Nasdaq:
ANSS), a global innovator of simulation software and technologies designed to optimize product development processes, today announced new record highs for revenues, operating profit, net income and earnings per share for fourth quarter and annual 2004 results. ANSYS' fourth quarter and 2004 GAAP results include:

        - Total revenue of $38.9 million, as compared to $33.3 million in the fourth quarter of 2003; total revenue of $134.5 million in 2004 as compared to $113.5 million in 2003;
        - Diluted earnings per share of $0.36 for the fourth quarter of 2004 as compared to $0.22 for the fourth quarter of 2003. The fourth quarter 2004 GAAP results include a one-time tax benefit of approximately $1.1 million, or $.03 per share, which is further described below;
        - Diluted earnings per share of $1.05 in 2004 as compared to $0.67 in 2003;
        - Cash flows from operations of $11.7 million for the fourth quarter of 2004 and $51.4 million for 2004; and
        - Cash and short-term investment balances of $138.4 million, and no debt, as of December 31, 2004.

        Excluding the adverse impact on reported software license revenue of purchase accounting adjustments related to the Company's February 2003 acquisition of CFX, acquisition-related amortization and the one-time tax benefit recorded in the 2004 fourth quarter (see discussion below), ANSYS' fourth quarter adjusted (non-GAAP) results include:

        - Total adjusted revenue of $39.0 million, as compared to $33.8 million in the fourth quarter of 2003; total adjusted revenue of
             $134.9 million in 2004 as compared to $116.5 million in 2003;
        -    An overall adjusted operating profit margin, excluding acquisition-
             related amortization, of 41% as compared to 35% for the fourth quarter of 2003; and an overall adjusted profit margin, excluding acquisition- related amortization, of 37% in 2004 as compared to 32% for 2003; and
        - Adjusted diluted earnings per share of $0.35 (excluding the one-time tax benefit) as compared to $0.25 for the fourth quarter of 2003; and adjusted diluted earnings per share of $1.09 in 2004 as compared to $0.80 in 2003.

        ANSYS President and CEO, Jim Cashman, commenting on the Company's fourth quarter and 2004 results said, "We are extremely proud of the significant milestones that were reached this past quarter, and which contributed to our record financial performance. These include the expansion of several key, long-term customer relationships that contributed significant incremental software revenues for the quarter, as well as the release of ANSYS 9.0, an important stride in the evolution of Workbench(TM) as a leading-edge tool for simulation-driven, integrated product development."

        Cashman further added, "During 2004, our global team executed with confidence and reliability on a number of fronts that not only impacted our short-term business performance, but, more importantly, continued to expand the broad base and breadth of our business. These have been key elements to our long-term, consistent performance and continue to serve as a solid foundation for our future."

        In closing, Cashman stated, "In addition to our solid core business, we are also excited about our recent acquisition of Century Dynamics, Inc. ("CDI"). This technology will further strengthen our suite of engineering simulation offerings, expand our global market presence and enable us to address a larger percentage of the overall simulation needs of our existing and future customers' virtual product development processes."

        The adjusted results highlighted above, and the adjusted estimates for 2005 discussed below, represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A reconciliation of these measures to the appropriate GAAP measures, for the three and twelve months ended December 31, is included in the condensed financial information included in this release."

        On August 5, 2004, the Company announced that its Board of Directors approved a 2-for-1 stock split of the Company's common shares. The stock split was payable in the form of a stock dividend and entitled each stockholder of record at the close of business on September 3, 2004, to receive one share of common stock for every outstanding share of common stock held on that date. The stock dividend was distributed on October 4, 2004. The share data and earnings per share data in this press release give effect to the stock split, applied retroactively, to all periods presented.

        Adjustments to Reported GAAP Financial Results
        -    One-Time Fourth Quarter 2004 Tax Benefit
        The 2004 earnings include a one-time tax benefit in the fourth quarter related to the successful resolution of outstanding governmental income tax audits for the years 2001, 2002 and 2003. This benefit had the effect of increasing net income by approximately $1.1 million and diluted earnings per share by $0.03.

        -    Purchase Accounting Adjustment for Acquired Deferred Revenue:
        As announced February 26, 2003, ANSYS acquired CFX for approximately $22 million in cash. In accordance with the fair value provisions of EITF 01-3 "Accounting in a Business Combination for Deferred Revenue of an Acquiree," acquired deferred software license revenue of approximately $4.8 million was recorded on the opening balance sheet, which was approximately $3.4 million lower than the historical carrying value. Although this purchase accounting requirement has no impact on the Company's business or cash flow, it adversely impacted the Company's reported GAAP software license revenue primarily for the first twelve months post-acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company has provided adjusted financial information, which excludes the impact of the purchase accounting adjustment.

        -    Acquisition-Related Amortization:
        As previously discussed, the Company completed its acquisition of CFX in February 2003. Prior to that, the Company also acquired CADOE S.A. and ICEM CFD Engineering in November 2001 and August 2000, respectively. These acquisitions have all been accounted for as purchases, resulting in the recording of a significant amount of goodwill and identifiable intangible assets.

        ANSYS is providing, and has historically provided, its current quarter GAAP results as well as financial results that have been adjusted for the impact of the items described above. The Company believes that these non-GAAP measures supplement its consolidated GAAP financial statements as they provide a consistent basis for comparison between quarters that are not influenced by certain non-cash items and are therefore useful to investors in helping them to better understand the Company's operating results. In certain instances, such as when intangibles are acquired through business acquisitions or become fully amortized, amortization expense associated with acquired intangibles also makes period-to-period comparisons difficult because amortization expense may appear in one period but not in the comparable period. Management uses these non-GAAP financial measures internally to evaluate the Company's business performance, however, these measures are not intended to supersede or replace the GAAP results.

        Management's 2005 Outlook
        Based on anticipated revenues and expenditures for 2005, the Company currently projects that full year 2005 diluted earnings per share, adjusted to exclude acquisition-related amortization and expenses related to stock-based compensation, will be in the range of $1.15 to $1.18. The Company's current outlook relative to a GAAP diluted earnings per share estimate will be in the range of $1.00 to $1.06. This range is wider than that provided for adjusted diluted earnings per share because the Company has not yet completed the purchase accounting for its most recent acquisition of Century Dynamics, Inc. The inherent imprecision in the expense estimates for stock-based compensation also affect this estimate. The Company expects to refine the estimate for GAAP diluted earnings per share during the first quarter and will provide an update in conjunction with its first quarter 2005 earnings release.

        ANSYS will hold a conference call at 10:30 Eastern Time on February 15, to discuss fourth quarter results as well as to provide guidance regarding business prospects. The dial in number is 888-552-9191 and the passcode is "ANSYS". A replay will be available until February 22, by dialing 800-283-3707. The conference call will be webcast live as well as archived and can be accessed, along with other financial information, on ANSYS' website, located at www.ansys.com/corporate/investors.asp .

        About ANSYS, Inc.
        ANSYS, Inc., founded in 1970, develops and globally markets engineering simulation software and technologies widely used by engineers and designers across a broad spectrum of industries. ANSYS focuses on the development of open and flexible solutions that enable users to analyze designs directly on the desktop, providing a common platform for fast, efficient and cost- conscious product development, from design concept to final-stage testing and validation. Headquartered in Canonsburg, Pennsylvania U.S.A. with more than 25 strategic sales locations throughout the world, ANSYS, Inc. employs approximately 600 people and distributes its products through a network of channel partners in over 40 countries. Visit www.ansys.com for more information.

        Certain statements contained in the press release regarding matters that are not historical facts, including statements regarding our current estimates for full year earnings per share and expectations regarding the Century Dynamics, Inc. acquisition, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties. These include the risk of a general economic downturn in one or more of ANSYS' primary geographic markets, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, risks of problems arising from customer contract cancellations, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, risks that enhancements to the Company's products may not produce anticipated sales, uncertainties regarding fluctuations in quarterly results, including uncertainties regarding the timing of orders from significant customers, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2003 Annual Report and Form 10-K and the most recent quarterly report on Form 10-Q.

        ANSYS, Inc. is committed to providing the most open and flexible analysis solutions to meet customer requirements for engineering software in today's competitive marketplace. ANSYS, Inc. partners with leading design software suppliers to develop state-of-the-art CAD-integrated products. ANSYS and its global network of channel partners provide sales, support and training for customers. Information about ANSYS, Inc. and its products can be found on the Worldwide Web at www.ansys.com .

        ANSYS, ANSYS Workbench, CFX, AUTODYN, and any and all ANSYS, Inc. product and service names are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries located in the United States or other countries. ICEM CFD is a trademark licensed by ANSYS, Inc. All other trademarks or registered trademarks are the property of their respective owners.

        Reconciliation of Non-GAAP Measures
        This earnings release contains non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant's historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the adjusted (non- GAAP) financial measures to the most directly comparable GAAP financial measures.

        Adjusted software license revenue, adjusted operating profit margin, adjusted net income and adjusted diluted earnings per share are presented in this earnings release because management uses this information in evaluating the results of the continuing operations of business and believes that this information provides the users of the financial statements a valuable insight into the operating results. Additionally, management believes that it is in the best interest of its investors to provide financial information that will facilitate comparison of both historical and future results and allows greater transparency to supplemental information used by management in its financial and operational decision making. Management encourages investors to review the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP measures that are provided within the financial information attached to this news release.

                          ANSYS, INC. AND SUBSIDIARIES
                        Consolidated Statements of Income
                      (in thousands, except per share data)
                                   (Unaudited)

                                                     Three months ended             Twelve months ended
                                                ---------------------------    ---------------------------
                                                December 31,   December 31,    December 31,   December 31,
                                                    2004           2003            2004           2003
                                                ------------   ------------    ------------   ------------
Revenue:
   Software licenses                            $     22,064   $     17,951    $     71,326   $     58,408
   Maintenance and
    service                                           16,823         15,303          63,213         55,127
     Total revenue                                    38,887         33,254         134,539        113,535
Cost of sales:
   Software licenses                                   1,162          1,492           4,840          5,365
   Amortization of software
    and acquired technology                              763            726           3,030          3,028
   Maintenance and service                             3,788          3,330          13,437         13,112
     Total cost of sales                               5,713          5,548          21,307         21,505

Gross profit                                          33,174         27,706         113,232         92,030

Operating expenses:
   Selling and marketing                               7,141          7,523          24,984         24,777
   Research and development                            6,840          6,183          26,281         23,792
   Amortization                                          292            281           1,149          1,055
   General and
    administrative                                     4,032          3,291          14,840         12,089
     Total operating
      expenses                                        18,305         17,278          67,254         61,713

Operating income                                      14,869         10,428          45,978         30,317

Other income (expense)                                 1,132           (141)          1,923            357

Income before income tax
 provision                                            16,001         10,287          47,901         30,674

Income tax provision                                   3,750          3,086          13,334          9,361

Net income                                      $     12,251   $      7,201    $     34,567   $     21,313

Earnings per share
 - basic(a):
   Basic earnings per share                     $       0.39   $       0.24    $       1.12   $       0.71
   Weighted average shares
    - basic                                           31,315         30,478          30,955         29,916

Earnings per share
 - diluted(a):
   Diluted earnings per
    share                                       $       0.36   $       0.22    $       1.05   $       0.67
   Weighted average shares
    - diluted                                         33,587         32,796          32,978         31,876

(a) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended December 31, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                                    Adjusted
                                                As Reported     Adjustments          Results
                                                ------------   ------------       ------------
Revenue:
   Software licenses                            $     22,064   $         65(a)    $     22,129
   Maintenance and service                            16,823              -             16,823

     Total revenue                                    38,887             65             38,952

Cost of sales:
   Software licenses                                   1,162              -              1,162
   Amortization of software and
    acquired technology                                  763           (635)(b)            128
   Maintenance and service                             3,788              -              3,788
     Total cost of sales                               5,713           (635)             5,078

Gross profit                                          33,174            700             33,874

Operating expenses:
   Selling and marketing                               7,141              -              7,141
   Research and development                            6,840              -              6,840
   Amortization                                          292           (292)(b)              -
   General and administrative                          4,032              -              4,032
     Total operating expenses                         18,305           (292)            18,013

Operating income                                      14,869            992             15,861

Other income                                           1,132              -              1,132

Income before income tax provision                    16,001            992             16,993

Income tax provision                                   3,750          1,397(c)           5,147

Net income                                      $     12,251   $       (405)      $     11,846

Earnings per share - basic(d):
   Basic earnings per share                     $       0.39                      $       0.38
   Weighted average shares
    - basic                                           31,315                            31,315

Earnings per share - diluted(d):
   Diluted earnings per share                   $       0.36                      $       0.35
   Weighted average shares
    - diluted                                         33,587                            33,587

(a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
(b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above, as well as the exclusion of a one-time tax benefit ($1,050) related to the resolution of outstanding governmental income tax audits.
(d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the three months ended December 31, 2003
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                                     Adjusted
                                                As Reported      Adjustments          Results
                                                ------------    ------------       ------------
Revenue:
   Software licenses                            $     17,951    $        545(a)    $     18,496
   Maintenance and service                            15,303               -             15,303

     Total revenue                                    33,254             545             33,799

Cost of sales:
   Software licenses                                   1,492               -              1,492
   Amortization of software and
    acquired technology                                  726            (621)(b)            105
   Maintenance and service                             3,330               -              3,330
     Total cost of sales                               5,548            (621)             4,927

Gross profit                                          27,706           1,166             28,872

Operating expenses:
   Selling and marketing                               7,523               -              7,523
   Research and development                            6,183               -              6,183
   Amortization                                          281            (281)(b)              -
   General and administrative                          3,291               -              3,291
     Total operating expenses                         17,278            (281)            16,997

Operating income                                      10,428           1,447             11,875

Other income (expense)                                  (141)              -               (141)

Income before income tax provision                    10,287           1,447             11,734

Income tax provision                                   3,086             506(c)           3,592

Net income                                      $      7,201    $        941       $      8,142

Earnings per share - basic(d):
   Basic earnings per share                     $       0.24                       $       0.27
   Weighted average shares
    - basic                                           30,478                             30,478

Earnings per share - diluted(d):
   Diluted earnings per share                   $       0.22                       $       0.25
   Weighted average shares
    - diluted                                         32,796                             32,796

(a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
(b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
(d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

                          ANSYS, INC. AND SUBSIDIARIES
                       Reconciliation of Non-GAAP Measures
                  For the twelve months ended December 31, 2004
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                                    Adjusted
                                                As Reported     Adjustments          Results
                                                ------------   ------------       ------------
Revenue:
   Software licenses                            $     71,326   $        323(a)    $     71,649
   Maintenance and service                            63,213              -             63,213

     Total revenue                                   134,539            323            134,862

Cost of sales:
   Software licenses                                   4,840              -              4,840
   Amortization of software and
    acquired technology                                3,030         (2,464)(b)            566
   Maintenance and service                            13,437              -             13,437
     Total cost of sales                              21,307         (2,464)            18,843

Gross profit                                         113,232          2,787            116,019

Operating expenses:
   Selling and marketing                              24,984              -             24,984
   Research and development                           26,281              -             26,281
   Amortization                                        1,149         (1,149)(b)              -
   General and administrative                         14,840              -             14,840
     Total operating expenses                         67,254         (1,149)            66,105

Operating income                                      45,978          3,936             49,914

Other income                                           1,923              -              1,923

Income before income tax provision                    47,901          3,936             51,837

Income tax provision                                  13,334          2,427(c)          15,761

Net income                                      $     34,567   $      1,509       $     36,076

Earnings per share - basic(d):
   Basic earnings per share                     $       1.12                      $       1.17
   Weighted average shares
    - basic                                           30,955                            30,955

Earnings per share - diluted(d):
   Diluted earnings per share                   $       1.05                      $       1.09
   Weighted average shares
    - diluted                                         32,978                            32,978

(a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
(b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above, as well as the exclusion of a one-time tax benefit ($1,050) related to the resolution of outstanding governmental income tax audits.
(d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

                         ANSYS, INC. AND SUBSIDIARIES
                     Reconciliation of Non-GAAP Measures
                For the twelve months ended December 31, 2003
                    (in thousands, except per share data)
                                 (Unaudited)

                                                                                    Adjusted
                                                As Reported     Adjustments          Results
                                                ------------   ------------       ------------
Revenue:
   Software licenses                            $     58,408   $      3,000(a)    $     61,408
   Maintenance and service                            55,127              -             55,127

     Total revenue                                   113,535          3,000            116,535

Cost of sales:
   Software licenses                                   5,365              -              5,365
   Amortization of software and
    acquired technology                                3,028         (2,446)(b)            582
   Maintenance and service                            13,112              -             13,112
     Total cost of sales                              21,505         (2,446)            19,059

Gross profit                                          92,030          5,446             97,476

Operating expenses:
   Selling and marketing                              24,777              -             24,777
   Research and development                           23,792              -             23,792
   Amortization                                        1,055         (1,055)(b)              -
   General and administrative                         12,089              -             12,089
     Total operating expenses                         61,713         (1,055)            60,658

Operating income                                      30,317          6,501             36,818

Other income                                             357              -                357

Income before income tax provision                    30,674          6,501             37,175

Income tax provision                                   9,361          2,275(c)          11,636

Net income                                      $     21,313   $      4,226       $     25,539

Earnings per share - basic(d):
   Basic earnings per share                     $       0.71                      $       0.85
   Weighted average shares
    - basic                                           29,916                            29,916

Earnings per share - diluted(d):
   Diluted earnings per share                   $       0.67                      $       0.80
   Weighted average shares
    - diluted                                         31,876                            31,876

(a) Amount represents the revenue not reported during the period as a result of the purchase accounting adjustment associated with EITF 01-3, "Accounting in a Business Combination for Deferred Revenue of an Acquiree."
(b) Amount represents amortization expense associated with intangible assets acquired in business acquisitions, including amounts primarily related to acquired software, customer list and non-compete agreements.
(c) Amount represents the income tax impact of the revenue and amortization expense adjustments referred to in (a) and (b) above.
(d) The share data and earnings per share data in this press release give effect for the two-for-one stock split, applied retroactively, to all periods presented.

                          ANSYS, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                 (in thousands)
                                   (Unaudited)

                                                               December 31,   December 31,
                                                                   2004           2003
                                                               ------------   ------------
ASSETS:

Cash & short-term investments                                  $    138,446   $     83,014
Accounts receivable, net                                             18,792         20,028
Other assets                                                         82,408         77,517

    Total assets                                               $    239,646   $    180,559

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue                                               $     43,906   $     37,874
Other liabilities                                                    20,271         15,611
Stockholders' equity                                                175,469        127,074

    Total liabilities & stockholders' equity                   $    239,646   $    180,559

SOURCE  ANSYS, Inc.
    -0-                             02/15/2005
    /CONTACT: Lisa M. O'Connor, Treasurer of ANSYS, Inc., +1-724-514-1782, or lisa.oconnor@ansys.com /
    /Web site:  http://www.ansys.com
                http://www.ansys.com/corporate/investors.asp /